Exhibit 99.1

UBIQUITI NETWORKS REPORTS PRELIMINARY FOURTH QUARTER FISCAL 2016 FINANCIAL RESULTS
 ~ Achieves Record Revenue and Earnings ~
~ Non-GAAP Diluted EPS of $0.69 Per Share ~

SAN JOSE, Calif. – August 4, 2016 - Ubiquiti Networks, Inc. (NASDAQ:UBNT) (“Ubiquiti” or the “Company”) today announced results for the fourth fiscal quarter of 2016, ended June 30, 2016.

Fourth Quarter Fiscal 2016 Financial Summary

•	Revenues of $185.7 million
•	GAAP gross profit of $89.8 million and non-GAAP gross profit of $89.9 million
•	GAAP net income of $57.7 million and non-GAAP net income of $58.2 million
•	GAAP diluted EPS and non-GAAP diluted EPS of $0.69
•	Cash of $551.0 million, up 23% year-over-year

Recent Financial Highlights

•
Enterprise Technology revenues increased 89% year-over-year and 8% sequentially, fueled by new UniFi AC access points, UniFi Switch, UniFi Video and other industry-leading products targeting the Enterprise market.

•	Non-GAAP Gross Margins increased 2.8% year-over-year to 48.3%, fueled by product mix, cost-reduction strategies and stable pricing.

•	Non-GAAP diluted EPS increased 38% year-over-year and 10% sequentially, demonstrating the scalability of Ubiquiti’s unique business model.

•	Completed $50 million stock repurchase plan as of June 30, 2016.

•	Initiated a new stock repurchase program, authorizing the Company to repurchase up to $50 million of its common stock, as disclosed in the Form 8-K filed on August 4, 2016.

Recent Product Highlights

•
Continued strong demand for our new UniFi AC access points which feature Wi-Fi 802.11ac technology in a refined industrial design and are ideal for cost-effective deployment of high-performance wireless networks.

•
Introduced AmpliFi™ from Ubiquiti Labs, the new Consumer Division of Ubiquiti Networks.  With turbocharged 802.11AC Wi-Fi, AmpliFi utilizes multiple self-configuring radios and advanced antenna technology to bring ubiquitous Wi-Fi coverage to any home.

•	Shipped in volume our UniFi Video products, plug and play, high-performance IP surveillance devices that scale easily across multiple locations.

•	Shipped the airFiber® AF 4X, a licensed spectrum backhaul radio with industry-leading spectral efficiency and TDD throughput.

•	Expanded the UniFi Switch line. Now available with 16, 24 or 48 RJ45 Gigabit ports, the UniFi Switch delivers robust performance, PoE+ support, and intelligent switching for growing networks.

Financial Results Summary ($, in millions, except per share data)

Income statement highlights	F4Q16	F3Q16	F4Q15

Revenues	185.7	167.4	145.3
Service Provider Technology	109.0	96.3	104.8
Enterprise Technology	76.7	71.1	40.5
Gross Profit	89.8	82.5	66.1
Gross Profit (%)	48.3%	49.3%	45.5%
Total Operating Expenses (1)	24.1	22.4	58.8
Income from Operations	65.6	60.1	7.3
GAAP Net Income	57.7	52.7	4.5
GAAP EPS (diluted)	0.69	0.62	0.05
Non-GAAP Net Income	58.2	53.0	44.1
Non-GAAP EPS (diluted)	0.69	0.63	0.50
(1) Includes business e-mail compromise (“BEC”) fraud loss of $39.1 million in F4Q15.

Balance Sheet Highlights

Total cash and cash equivalents as of June 30, 2016 were $551.0 million, compared with $446.4 million as of June 30, 2015.  We held $524.3 million of our $551.0 million of cash and cash equivalents in accounts of our subsidiaries outside of the United States.

On June 30, 2016, the Company extinguished the full $50.0 million available of a stock repurchase program approved by the Board of Directors of the Company on May 4, 2016.

This quarter we saw days sales outstanding in accounts receivable ("DSO") of 41 days, compared with 41 days in the prior quarter and 41 days in the fourth quarter of fiscal 2015.

Business Outlook

Based on recent business trends, Ubiquiti currently believes the demand environment in its end markets supports the following forecast for the Company's first fiscal quarter ending September 30, 2016.  The following are Ubiquiti’s financial performance estimates for the first quarter of fiscal 2017:

•	Revenues between $180 million and $190 million
•	GAAP diluted EPS of $0.67 - $0.73
•	Non-GAAP diluted EPS of $0.68 - $0.74

Conference Call Information

Ubiquiti Networks will host a Q&A-only call to discuss the Company’s financial results at 2:00 p.m. Pacific Time today.  Management’s prepared remarks can be found on the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com/results.cfm.

To listen to the Q&A call via telephone, dial (877) 291-1296 (U.S. toll-free) or (720) 259-9209 (International) to be connected to the call by an operator.  Participants should dial in at least 10 minutes prior to the start of the call.  Investors may also listen to a live webcast of the Q&A conference call by visiting the Investor Relations section of the Ubiquiti Networks website at http://ir.ubnt.com.

A recording of the Q&A call will be available approximately two hours after the call concludes and will be accessible on the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com.

About Ubiquiti Networks

Ubiquiti Networks (Nasdaq:UBNT) is closing the digital divide by building network communication platforms for everyone and everywhere. With over 38 million devices sold worldwide, Ubiquiti is transforming under-networked enterprises and communities. Our leading edge platforms, airMAX®, UniFi®, airFiber®, UniFi® Video, mFi® and EdgeMAX®, combine innovative technology, disruptive price-to-performance and the support of a global user community to eliminate barriers to connectivity. For more information, join our community at http://www.ubnt.com.

Ubiquiti, Ubiquiti Networks, the U logo, UBNT, airMAX, UniFi, airFiber, mFi, EdgeMAX and sunMAX are registered trademarks or trademarks of Ubiquiti Networks, Inc. in the United States and other countries.

Investor Relations Contact

Anne Fazioli
Ubiquiti Networks, Vice President of Investor Relations
IR@ubnt.com

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Statements other than statements of historical fact including words such as “look”, "will", “anticipate”, “believe”, “estimate”, “expect”, "forecast", “consider” and “plan” and statements in the future tense are forward looking statements.  The statements in this press release that could be deemed forward-looking statements include statements regarding expectations related to our cash position, expenses, new products, and financial performance estimates including revenues, GAAP diluted EPS and non-GAAP diluted EPS for the Company's fiscal quarter ending June 30, 2016, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results.  Potential risks and uncertainties include, but are not limited to, fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, and distributors' inventory management practices; political and economic conditions and volatility affecting the stability of business environments, economic growth, currency values, commodity prices and other factors that may influence the ultimate demand for our products in particular geographies or globally; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on Qualcomm Atheros for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on the Ubiquiti Community; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification; litigation related to U.S. Securities laws; and economic and political conditions in the United States and abroad.  We discuss these risks in greater detail under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2015, and subsequent filings filed with the U.S. Securities and Exchange Commission (the SEC), which are available at the SEC's website at www.sec.gov.  Copies may also be obtained by contacting the Ubiquiti Networks Investor Relations Department, by email at IR@ubnt.com or by visiting the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com.

Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Also, forward-looking statements represent our management's beliefs and assumptions only as of the date made.  Except as required by law, Ubiquiti Networks undertakes no obligation to update information contained herein.  You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain costs, expenses and gains such as stock based compensation expense, Business e-mail compromise ("BEC") fraud loss/(recovery), implementation of overhead capitalization, reserve against vendor deposits relating to a purchase commitment termination fee and the tax effects of these non-GAAP adjustments.  Reconciliations of the adjustments to GAAP results for the three and twelve months ended June 30, 2016 and 2015 are provided below.  In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management's decision to use this non-GAAP financial information, material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under "About our Non-GAAP Net Income and Adjustments" after the tables below.

Ubiquiti Networks Inc. Condensed Consolidated Statement of Operations (In thousands, except per share data) (Unaudited)
	Three Months Ended June 30,		Years Ended June 30,
	2016	2015	2016	2015(1)

Revenues	$185,676	$145,267	$666,395	$595,947
Cost of revenues	95,919	79,129	341,600	333,760
Gross profit	89,757	66,138	324,795	262,187
Operating expenses:
Research and development	14,955	14,672	57,765	54,565
Sales, general and administrative	9,156	5,039	33,269	21,607
Business e-mail compromise ("BEC") fraud loss	—	39,137	(8,294)	39,137
Total operating expenses	24,111	58,848	82,740	115,309
Income from operations	65,646	7,290	242,055	146,878
Interest expense and other, net	(838)	(326)	(2,115)	(1,130)
Income before provision for income taxes	64,808	6,964	239,940	145,748
Provision for income taxes	7,102	2,446	26,324	16,085
Net income and comprehensive income	$57,706	$4,518	$213,616	$129,663
Net income per share of common stock:
Basic	$0.70	$0.05	$2.53	$1.47
Diluted	$0.69	$0.05	$2.49	$1.45
Weighted average shares used in computing net income per share of common stock:
Basic	82,494	87,685	84,402	88,008
Diluted	83,836	89,110	85,784	89,569

(1)	Derived from audited consolidated statements as of and for the year ended June 30, 2015.

Ubiquiti Networks Inc. Reconciliation of GAAP Net Income to Non-GAAP Net Income (In thousands, except per share data) (Unaudited)
	Three Months Ended June 30,		Years Ended June 30,
	2016	2015	2016	2015

Net income	$57,706	$4,518	$213,616	$129,663
Stock-based compensation:
Cost of revenues	107	161	448	601
Research and development	526	355	2,296	2,854
Sales, general and administrative	220	297	975	1,537
Business e-mail compromise ("BEC") fraud loss	—	39,137	(8,294)	39,137
Purchase commitment termination fee	—	—	—	5,500
Implementation of overhead capitalization	(8)	—	(1,221)	—
Tax effect of non-GAAP adjustments	(341)	(325)	(1,342)	(2,656)
Non-GAAP net income	$58,210	$44,143	$206,478	$176,636
Non-GAAP diluted EPS	$0.69	$0.50	$2.41	$1.97
Weighted-average shares used in non-GAAP diluted EPS	83,836	89,110	85,784	89,569

Ubiquiti Networks Inc. Condensed Consolidated Balance Sheets (In thousands, except share amounts) (Unaudited)
	June 30,
	2016	2015(1)

Assets
Current assets:
Cash and cash equivalents	$551,031	$446,401
Accounts receivable, net	82,790	66,104
Inventories	57,113	37,031
Vendor Deposit	30,255	19,998
Current deferred tax asset	—	1,535
Prepaid income taxes	299	2,566
Prepaid expenses and other current assets	7,153	7,711
Total current assets	728,641	581,346
Property and equipment, net	12,953	15,602
Long-term deferred tax asset	4,195	1,515
Other long–term assets	2,262	2,109
Total assets	$748,051	$600,572
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$51,510	$43,856
Income taxes payable	1,488	1,108
Debt - short-term	11,250	10,000
Other current liabilities	26,672	15,170
Total current liabilities	90,920	70,134
Long-term taxes payable	23,202	19,810
Debt - long-term	192,250	87,500
Deferred revenues - long-term	1,303	974
Total liabilities	307,675	178,418
Stockholders’ equity:
Common stock	82	87
Additional paid–in capital	—	—
Retained earnings	440,294	422,067
Total stockholders’ equity	440,376	422,154
Total liabilities and stockholders’ equity	$748,051	$600,572

(1)	Derived from audited consolidated statements as of and for the year ended June 30, 2015.

Ubiquiti Networks Inc. Revenues by Product Type (In thousands) (Unaudited)
	Three Months Ended June 30,		Years Ended June 30,
	2016	2015	2016	2015

Service provider technology	$109,004	$104,788	$418,346	$418,021
Enterprise technology	76,672	40,479	248,049	177,926
Total revenues	$185,676	$145,267	$666,395	$595,947

Ubiquiti Networks Inc. Revenues by Geographical Area (In thousands) (Unaudited)
	Three Months Ended June 30,		Years Ended June 30,
	2016	2015	2016	2015

North America	$71,087	$44,293	$239,245	$197,693
South America	23,925	25,876	85,318	97,118
Europe, the Middle East and Africa	69,658	56,909	264,403	234,383
Asia Pacific	21,006	18,189	77,429	66,753
Total revenues	$185,676	$145,267	$666,395	$595,947

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain costs, expenses and gains/losses.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations.  Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds.  Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts or timing may vary significantly depending upon the Company's activities and other factors, facilitates comparability of the Company's operating performance from period to period.  We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures used by Ubiquiti Networks

We compute non-GAAP net income and non-GAAP diluted earnings per share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of certain adjustments and the tax effect of those adjustments.  Items excluded from net income are:

•	Stock-based compensation expense
•	Business e-mail compromise ("BEC") fraud loss/(recovery)
•	Implementation of overhead capitalization
•	Reserve against vendor deposits relating to a purchase commitment termination fee
•	Tax effect of non-GAAP adjustments, applying the principles of ASC 740

Usefulness of Non-GAAP Financial Information to Investors

These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies.  The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP.  Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results.

For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to Non-GAAP Net Income” included in this press release.